Q2 2027 CEO Letter & Financial Highlights Exhibit 99.2

We have a growing business and significant opportunities to build on it. AI is increasing the value of the conversations we already power, and our global voice network, unified platform and native AI development environment position us to capture this opportunity. Our focus is on turning these advantages into broader customer adoption, profitable growth and long-term shareholder value. Samuel C. Wilson, Chief Executive Officer Exhibit 99.2

Dear Stockholders, Customers, Partners and Employees, We delivered another strong quarter in Q2, our sixth consecutive quarter of year-over- year revenue growth. For the second time this fiscal year, we set a record for service revenue, which reached $187.8 million, up 4.9% year-over-year. Platform usage revenue, which includes the use of our communications APIs, digital and voice AI interactions, and telephony minutes, grew 51% year-over-year, driven primarily by the increased use of our communication APIs in Asia-Pacific. Our second-quarter outperformance led us to raise our fiscal 2027 outlook for revenue, profitability and operating cash flow. With a growing business and the financial strength to invest in the substantial opportunity ahead, we remain confident in our future. Our platform’s capabilities extend well beyond their adoption today. Bringing those capabilities to more customers is central to the three-year financial model we presented at our September Investor Update. Our promise to our customers is to make every conversation count. AI gives that promise new power. It can automate the work a conversation sets in motion, help people resolve problems faster, create a unified customer experience, and synthesize conversation data into insights and knowledge that make the next interaction more useful. Customers are already beginning to realize these benefits through AI Studio and other strategic products. I see tremendous potential to bring that value to more of the businesses we serve. Q2 2027 Letter to Stockholders Exhibit 99.2 3

Powering smarter interactions Our global carrier-grade voice network combines decades of voice expertise with the connectivity, quality and operational experience required to deliver enterprise communications around the world. That combination creates a competitive advantage as AI reshapes how businesses communicate and serve their customers. Voice remains central to the customer experience, especially when the interaction is complex, urgent or personal. As AI agents take on more of those conversations, reliable connectivity, high-quality audio, access to business systems and seamless handoffs to employees become even more important. Our unified platform brings our voice network together with contact center applications, communications APIs, interaction data and native AI, giving customers a way to build more intelligent experiences with fewer systems to integrate and manage. Our priorities remain the same: becoming a truly partner-first company, improving customer satisfaction and retention, and increasing multi-product adoption. These are the practical steps that connect the platform we have built to the opportunity ahead. Expanding our reach through partners Becoming a truly partner-first company requires us to organize around partner success. We are committing resources, strengthening leadership and tailoring our programs and offerings to help partners win customers, expand relationships and build profitable businesses with 8x8. Our growth depends on their success. During Q2, we introduced a tiered reseller program that rewards partners for acquiring customers, retaining them and expanding their adoption of CX solutions, aligning their success with the long-term value we deliver together. Our 8x8 Small Business offering addresses a different partner need. It gives resellers a flexible, consumption-based way to serve smaller organizations without fixed seat commitments. Partners can tailor their offering to the customers’ current requirements and expand it as those requirements grow, simply and efficiently. Microsoft Teams creates another substantial opportunity to expand our reach. Hundreds of millions of people use Teams, creating a large potential market for external calling integrated into the environment where they already work. On November 2, we announced that 8x8 has earned Microsoft certification for its session border controller technology for both Direct Routing and Operator Connect, strengthening our ability to serve that market through Microsoft partners. Partners can deliver global calling while retaining their Microsoft licensing business and leading the customer relationship, with 8x8 providing the underlying voice connectivity. Q2 2027 Letter to Stockholders Exhibit 99.2 4

Extending the value of the platform Many customers first chose 8x8 for one product. As their needs expand, we want 8x8 to be the first place they and their trusted partners look for additional capabilities. We are building awareness of the breadth of our platform and making it easier to discover, adopt and connect solutions that address those needs. AI makes those capabilities more powerful, especially when the knowledge from one conversation can inform the next. Across our platform, transcription, analytics and call summaries help turn interactions into useful context for employees and AI agents. The customer benefit is straightforward: whoever handles the next interaction should understand what came before, so customers spend less time repeating themselves and teams can resolve issues faster. Our October platform updates put that approach into practice. Customer 360, one of the value-added features in our 8x8 Contact Center, brings interaction history into Agent Workspace, with AI sentiment and topic insights where speech analytics is enabled. JourneyIQ brings voice interactions across Work, Contact Center, Engage and AI Studio into one timeline, helping teams identify where calls transfer, stall or drop. These capabilities make the connections across our platform tangible and give customers more reasons to use it together. 8x8 Engage brings contact center capabilities to customer-facing employees in sales, field service, finance and customer success. Call queuing, digital channels, post-call surveys, video escalation and AI-powered tools help these teams deliver more responsive, personalized service. Because Engage shares the contact center’s platform and data, supervisors and administrators gain visibility across both. The number of Engage customers more than doubled year-over-year, as more businesses equip customer-facing teams with shared context and tools to deliver informed, personalized service beyond the contact center. Integrating CPaaS APIs into these customer engagement workflows extends the value of the platform further. Teams can move from a call to video, send a secure payment link or follow up through messaging, connecting more of the customer journey within the same workflow. We see an opportunity to expand these applications in EMEA and North America, helping businesses deliver more seamless service while growing usage of our platform. Adoption is gaining momentum outside Asia-Pacific, where the number of customers integrating CPaaS APIs into their workflows doubled year-over-year, with more than half of the annual customer additions occurring in Q2. These are enterprise applications embedded in customer engagement workflows, where the value comes from connecting communications to business processes. As customers expand these deployments, we have an opportunity to grow higher-value usage across our platform. We are also seeing more customers adopt other premium capabilities across our platform and an acceleration in the adoption of our AI solutions. Q2 2027 Letter to Stockholders Exhibit 99.2 5

Overall, customers using three or more revenue-producing 8x8 products grew 19% year- over-year in Q2, with those using four or more products up more than 50%. Recurring revenue from AI solutions grew 58% year-over-year. Customers with AI solutions represented 13% of our total recurring revenue at the end of September, up from 7% a year ago. AI Studio: Turning AI into Better Business Outcomes Communications, conversation intelligence and shared context are the building blocks of better customer experiences and business outcomes. AI Studio - our native, HIPAA- ready AI development environment, designed to support GDPR compliance - lets customers and partners bring them together in agents and workflows tailored to their businesses, describing what they want to accomplish in plain language. These agents can draw on customer context, connect to business systems and work across voice and digital channels, turning the capabilities of our unified platform into practical ways to make every conversation count. AI Studio has moved from an open beta to our early adopter program. Customers can still get started through our App Store without additional AI Studio licensing fees, and they are given a limited number of credits to begin building agents. Consumption-based charges apply once agents are deployed into production. AI Studio is HIPAA-ready and designed to support our customers' GDPR compliance, helping them address privacy and data-handling requirements as they put AI to work in their own environments. Interactions powered by AI Studio have grown nearly 450% since it became available through the App Store. A healthcare organization is directing callers to the appropriate department. An IT services provider has connected phone and chat agents to its ticketing system. A utility provider has expanded from priority routing into after-hours technical support and automated call evaluation. These deployments show how one successful application can lead to others as customers discover what they can accomplish. Partners can multiply that opportunity by turning their industry expertise into repeatable applications they can adapt and deploy across their customer base. Pooled credits and consolidated invoicing across customer accounts simplify commercial management. This brings our product strategy and partner-first approach together: partners build differentiated services, customers gain solutions tailored to their needs, and 8x8 grows as those applications generate more platform usage. Q2 2027 Letter to Stockholders Exhibit 99.2 6

Making every conversation count We have a growing business, a strong financial foundation and substantial opportunities ahead. Our global voice network and decades of communications expertise connect the conversations businesses depend on. Our unified platform turns those conversations into insights and shared context that help employees and AI agents deliver better service. AI Studio puts those capabilities into the hands of customers and partners to create applications for the way they work. Together, these strengths give us more ways to deliver on our promise to make every conversation count and to grow as customers put more of our platform to work. Our three priorities focus our execution: helping customers succeed and stay with 8x8, expanding adoption across our platform, and enabling partners to grow with us. Together, these priorities focus our work on delivering our promise to make every conversation count. We intend to turn that customer value into sustained profitable growth and greater long-term value for our stockholders. Thank you to our customers for their trust, our partners for their collaboration, our employees for their work and commitment, and our stockholders for their continued support. Samuel C. Wilson Chief Executive Officer Q2 2027 Letter to Stockholders Exhibit 99.2 7

“Our focus is on turning revenue growth into cash generation and long-term value. Disciplined expense management and capital allocation give us the flexibility to invest in growth while continuing to strengthen our financial position.” Kevin Kraus, Chief Financial Officer Q2 2027 Letter to Stockholders Exhibit 99.2 8

Financial Highlights Q2 marked our sixth consecutive quarter of year-over-year revenue growth, with record service revenue and results above the high end of our guidance for revenue and operating cash flow. Growing demand for usage-based offerings is expanding our business and changing our revenue mix. While these offerings carry lower gross margins in aggregate, they create opportunities to add profit dollars as customer usage scales. We are focused on improving the economics within that portfolio while managing expenses carefully across the business. Higher revenue, lower operating expenses and reduced interest expense supported our Q2 performance and led us to raise our full-year outlook. That outlook incorporates Q2’s outperformance and a measured view of the second half as we pursue higher-margin opportunities within our usage portfolio. We continue to strengthen our financial position through consistent cash generation and disciplined capital allocation. Q2 was our 23rd consecutive quarter of positive operating cash flow, and we ended the quarter with more than $100 million in cash and cash equivalents. In early October, we repaid another $12.5 million of term loan principal, bringing total principal debt reduction since August 2022 to more than $250 million. Reducing debt has also lowered our interest expense, allowing us to retain more of the cash the business generates. Our cash generation, operating discipline and progress in reducing debt support our ongoing efforts to refinance our debt ahead of the August 2027 term loan maturity. Our capital allocation priorities remain focused on strengthening the balance sheet while preserving the flexibility to invest in opportunities that can deliver long-term growth and shareholder value. Q2 2027 Letter to Stockholders Exhibit 99.2 9

Revenue & Business Performance We delivered record service and total revenue, driven by 51% year-over-year growth in platform usage revenue. • Total Revenue reached $192.0 million, an increase of 4% year-over-year. • Record Service Revenue of $187.8 million, an increase of 5% year-over-year, driven by strength in our usage-based offerings. • Platform usage revenue, which includes the use of our communications APIs, digital and voice AI interactions, and telephony minutes, represented approximately 28% of total service revenue, up from 19% in Q2 last year. Revenue Service Revenue (US $ millions) $179 $185 $188 Q2 2026 Q1 2027 Q2 2027 Total Revenue (US $ millions) $184 $190 $192 Q2 2026 Q1 2027 Q2 2027 Profitability & Margin The shift in mix to lower-gross-margin platform usage revenue resulted in a lower gross margin compared to the second quarter of fiscal 2026. The decline in gross margin was offset by lower operating expenses, and both GAAP and non-GAAP operating profit increased year-over-year. • GAAP Gross Profit was $114.6 million, or 59.7% of revenue, compared to gross profit of $119.3 million, or 64.8% of revenue, in the second quarter of fiscal 2026. • Non-GAAP Gross Profit was $115.5 million, or 60.1% of revenue, compared to non-GAAP gross profit of $120.9 million, or 65.7% of revenue, in the second quarter of fiscal 2026. The year-over-year decline in gross profit reflected a higher mix of platform usage revenue. • GAAP Operating Income was $6.9 million, or 3.6% of revenue, and positive for the ninth consecutive quarter. • Non-GAAP Operating Income of $20.7 million, or 10.8% of revenue, increased year-over-year and exceeded the high end of our guidance range. Q2 2027 Letter to Stockholders Exhibit 99.2 10

Q2 2027 Letter to Stockholders Exhibit 99.2

Non-GAAP Gross Margins[1]


68.4%
65.7%
63.9%
61.6%
62.5%
60.1%
Q2 2026
Q1 2027
Q2 2027
Service Gross Margin
Total Gross Margin

Non-GAAP Operating Expenses and Total Costs[1,2,3]


56.3%
90.6%
51.7%
90.1%
49.3%
89.2%
Q2 2026
Q1 2027
Q2 2027
Non-GAAP Operating Expenses (% of total revenue)
Total Costs (% of total revenue)

Non-GAAP Operating Income and Margin[1]

Non-GAAP Operating Income (US $ millions)


$17
$19
$21
Q2 2026
Q1 2027
Q2 2027

Non-GAAP Operating Margin (% of revenue)


9.4%
9.9%
10.8%
Q2 2026
Q1 2027
Q2 2027

1. See Appendix for reconciliation of Non-GAAP metrics to nearest GAAP metric.
2. Non-GAAP Operating Expenses includes non-GAAP R&D, Sales and Marketing, and G&A expenses, but does not include non-GAAP Cost of Total Revenue ("COGS").
3. Non-GAAP Total Costs is defined as Non-GAAP Operating Expenses plus Non-GAAP Cost of Total Revenue ("COGS").

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Q2 2027 Letter to Stockholders

Exhibit 99.2

Operating Cash Flow and Cash Balance

- Cash Flow from Operations was $13.1 million, marking the 23rd consecutive quarter of positive cash flow.
- Trailing twelve month operating cash flow was $65.2 million.
- Cash, cash equivalents and restricted cash totaled $102.6 million on September 30, 2026.

Capital Allocation

- The remaining principal amount outstanding on the term loan was $107.5 million on September 30, 2026. Total debt outstanding at quarter end, including the 2028 Convertible Notes, was $309.4 million.
- The Company repaid an additional $12.5 million in principal in October 2026, reducing the principal outstanding on the Term Loan to $95.0 million.
- Including the October payment, the Company has reduced total debt outstanding by $251.2 million (or ~46%) from the peak in August 2022.

Ending Principal Amount Outstanding by Quarter ($ millions)


$600.0
$400.0
$200.0
$—
$500.0
$500.0
$548.1
$250.0
$201.9
$96.2
$542.1
$250.0
$201.9
$90.2
$520.2
$250.0
$201.9
$68.3
$515.2
$250.0
$201.9
$63.3
$490.2
$225.0
$201.9
$63.3
$490.2
$225.0
$201.9
$63.3
$490.2
$225.0
$201.9
$63.3
$426.9
$225.0
$201.9
$426.9
$225.0
$201.9
$401.9
$200.0
$201.9
$368.9
$167.0
$201.9
$353.9
$152.0
$201.9
$338.9
$137.0
$201.9
$328.9
$127.0
$201.9
$323.9
$122.0
$201.9
$323.9
$122.0
$201.9
$309.4
$107.5
$201.9
$309.4
$107.5
$201.9
$296.9
$95.0
$201.9
Q1'23 Aug'22 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q4'26 Q1'27 Q2'27 Oct'26
2024 Notes
2028 Notes
2022 Term Loan
2024 Term Loan

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Forward-Looking Statements: This letter includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," “opportunity,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about: our future financial performance, including revenue, margins, and operating expenses; trends in our business and the technology industry; the sufficiency of our cash, cash equivalents, and operating cash flows to meet our liquidity needs; our ability to service and refinance our debt; our market position, opportunity, and growth strategy; our ability to compete successfully; our product strategy, innovation efforts and evolving artificial intelligence ("AI") capabilities; our ability to operate under evolving macroeconomic conditions, including geopolitical instability, tariffs, inflationary pressures, increased interest rates, supply chain disruptions, decreased economic output, and currency volatility; our ability to attract and retain customers; our ability to expand into new markets and internationally; our ability to manage growth and future expenses; and the impact of recent accounting pronouncements on our consolidated financial statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. Explanation of GAAP to Non-GAAP Reconciliation Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non- GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non- GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends. Non-GAAP Operating Income and Non-GAAP Operating Margin Non-GAAP Operating Income excludes: amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, certain severance, transition and contract exit costs, and impairment of long-lived assets from Operating Income. Non-GAAP Operating Margin is Non-GAAP Operating Income divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance. Q2 2027 Letter to Stockholders Exhibit 99.2 13

Q2 2027 Letter to Stockholders Exhibit 99.2

Reconciliation of GAAP To Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended		
	9/30/2026	6/30/2026	9/30/2025
Cost of Revenue			
GAAP cost of service revenue	$ 71,093	$ 67,635	$ 57,699
Amortization of intangible assets	(21)	(514)	(514)
Stock-based compensation expense and related employer payroll taxes	(214)	(201)	(476)
Transaction-related costs	(21)	(33)	—
Severance, transition and contract exit costs	(344)	91	(81)
Non-GAAP cost of service revenue	$ 70,493	$ 66,978	$ 56,628
GAAP service revenue gross profit	$ 116,691	$ 117,711	$ 121,395
Non-GAAP service revenue gross profit	$ 117,291	$ 118,368	$ 122,466
GAAP cost of other revenue	$ 6,344	$ 6,164	$ 7,056
Stock-based compensation expense and related employer payroll taxes	(79)	(84)	(89)
Severance, transition and contract exit costs	(214)	(105)	(443)
Non-GAAP cost of other revenue	$ 6,051	$ 5,975	$ 6,524
GAAP other revenue gross loss	$ (2,127)	$ (1,340)	$ (2,055)
Non-GAAP other revenue gross loss	$ (1,834)	$ (1,151)	$ (1,523)
GAAP gross profit	$ 114,564	$ 116,371	$ 119,340
Non-GAAP gross profit	$ 115,457	$ 117,217	$ 120,943
Operating Profit			
GAAP income from operations	$ 6,932	$ 4,379	$ 5,349
Amortization of intangible assets	3,088	3,835	3,502
Stock-based compensation expense and related employer payroll taxes	4,278	4,305	5,762
Transaction-related costs	(177)	2,517	—
Legal and regulatory costs	501	566	717
Severance, transition and contract exit costs	3,189	3,285	1,994
Impairment of long-lived assets(1)	2,933	—	—
Non-GAAP income from operations	$ 20,744	$ 18,887	$ 17,324

(1) During the three months ended September 30, 2026, amounts include impairment charges related to partially ceasing use of the Company's Headquarters.

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Q2 2027 Letter to Stockholders Exhibit 99.2 Copyright 2026 8x8, Inc. or its affiliates. All rights reserved.